Exhibit 99.1

NuStar Energy L.P.

Consolidated Financial Information

March 31, 2008 and 2007

(unaudited, thousands of dollars, except unit data and per unit data)

	Three Months Ended March 31,
	2008	2007
	REVISED
Statement of Income Data:
Revenues:
Service revenues	$180,116	$160,353
Product sales	412,658	136,471

Total revenues	592,774	296,824

Costs and expenses:
Cost of product sales	393,009	127,927
Operating expenses	88,450	81,212
General and administrative expenses	16,083	14,908
Depreciation and amortization expense	30,046	27,342

Total costs and expenses	527,588	251,389

Operating income	65,186	45,435
Equity earnings from joint ventures	2,201	1,611
Interest expense, net	(16,865)	(18,854)
Other income, net	9,909	6,623

Income before income tax expense	60,431	34,815
Income tax expense	4,562	3,692

Net income	55,869	31,123
Less net income applicable to general partner (Note 1)	(6,202)	(4,454)

Net income applicable to limited partners	$49,667	$26,669

Net income per unit applicable to limited partners (Note 1)	$1.01	$0.57

Weighted average number of basic units outstanding	49,409,749	46,809,749

EBITDA (Note 2)	$107,342	$81,011

Distributable cash flow (Note 2)	$73,339	$52,228

	March 31, 2008	December 31, 2007
	REVISED
Balance Sheet Data:
Debt, including current portion (a)	$2,203,299	$1,446,289
Partners' equity (b)	1,992,448	1,994,832
Debt-to-capitalization ratio (a) / ((a)+(b))	52.5%	42.0%

NuStar Energy L.P.

Consolidated Financial Information—Continued

March 31, 2008 and 2007

(unaudited, thousands of dollars, except barrel information)

	Three Months Ended March 31,
	2008	2007
	REVISED
Operating Data:
Refined product terminals: (Note 3)
Throughput (barrels/day)	291,762	241,774
Throughput revenues	$13,498	$11,737
Storage lease revenues	83,708	73,864

Total revenues	97,206	85,601
Operating expenses	51,663	50,810
Depreciation and amortization expense	14,021	13,188

Segment operating income	$31,522	$21,603

Refined product pipelines: (Note 3)
Throughput (barrels/day)	694,772	616,728
Revenues	$60,745	$53,424
Operating expenses	25,918	24,365
Depreciation and amortization expense	11,368	11,008

Segment operating income	$23,459	$18,051

Crude oil pipelines:
Throughput (barrels/day)	405,964	347,617
Revenues	$15,034	$12,349
Operating expenses	3,939	3,373
Depreciation and amortization expense	1,237	1,233

Segment operating income	$9,858	$7,743

Crude oil storage tanks:
Throughput (barrels/day)	503,489	539,214
Revenues	$11,907	$10,813
Operating expenses	2,335	2,770
Depreciation and amortization expense	1,930	1,913

Segment operating income	$7,642	$6,130

Refining and marketing: (Note 3)
Product sales	$412,658	$136,471
Cost of product sales	396,182	129,043
Operating expenses	6,218	612
Depreciation and amortization expense	688	—

Segment operating income	$9,570	$6,816

Consolidation and intersegment eliminations:
Revenues	$(4,776)	$(1,834)
Cost of product sales	(3,173)	(1,116)
Operating expenses	(1,623)	(718)
Depreciation and amortization expense	802	—

Total	$(782)	$—

Consolidated information:
Revenues	$592,774	$296,824
Cost of product sales	393,009	127,927
Operating expenses	88,450	81,212
Depreciation and amortization expense	30,046	27,342

Segment operating income	81,269	60,343
General and administrative expenses	16,083	14,908

Consolidated operating income	$65,186	$45,435

NuStar Energy L.P.

Consolidated Financial Information—Continued

March 31, 2008 and 2007

(unaudited, thousands of dollars, except unit data and per unit data)

Notes:

1.	Net income is allocated between limited partners and the general partner's interests based on provisions in the partnership agreement. The net income applicable to limited partners is divided by the weighted average number of limited partnership units outstanding in computing the net income per unit applicable to limited partners. The following table details the calculation of net income applicable to the general partner:

	Three Months Ended March 31,
	2008	2007
	REVISED
Net income applicable to general partner and limited partners' interest	$55,869	$31,123
General partner incentive distribution	5,188	3,910

Net income after general partner incentive distribution	50,681	27,213
General partner interest	2%	2%

General partner allocation of net income after general partner incentive distribution	1,014	544
General partner incentive distribution	5,188	3,910

Net income applicable to general partner	$6,202	$4,454

2.	NuStar Energy L.P. utilizes two financial measures, EBITDA and distributable cash flow, which are not defined in United States generally accepted accounting principles. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership's assets and the cash that the business is generating. Neither EBITDA nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

The following is a reconciliation of net income to EBITDA and distributable cash flow:

	Three Months Ended March 31,
	2008	2007
	REVISED
Net income	$55,869	$31,123
Plus interest expense, net	16,865	18,854
Plus income tax expense	4,562	3,692
Plus depreciation and amortization expense	30,046	27,342

EBITDA	107,342	81,011
Less equity earnings from joint ventures	(2,201)	(1,611)
Less interest expense, net	(16,865)	(18,854)
Less reliability capital expenditures	(7,704)	(4,626)
Less income tax expense	(4,562)	(3,692)
Plus distributions from joint ventures	500	—
Mark-to-market impact on hedge transactions (a)	(3,171)	—

Distributable cash flow	73,339	52,228
General partner's interest in distributable cash flow	(6,929)	(4,864)

Limited partners' interest in distributable cash flow	$66,410	$47,364

Weighted average number of limited partnership units outstanding	49,409,749	46,809,749
Distributable cash flow per limited partner unit	$1.344	$1.012

(a)	Distributable cash flow excludes the impact of mark-to-market gains and losses which arise from valuing certain derivative contracts that are considered economic hedges. We enter into these contracts to mitigate our exposure to price fluctuations related to our inventory.

3.	The refining and marketing segment includes our two asphalt refineries, which we acquired on March 20, 2008, as well as our marketing and trading operations. During the fourth quarter of 2007, we revised the manner in which we internally evaluate our segment performance and made certain organizational changes. As a result, we changed the way we report our segmental information such that all product sales and related costs and assets are included in the refining and marketing segment. Previous periods have been restated to conform to this presentation.